EXHIBIT 99.1

PRESS RELEASE

GLOBAL ENTERTAINMENT HOLDINGS ANNOUNCES SHARE EXCHANGE WITH BAYSHORE MEDIA GROUP

MIAMI--(BUSINESS WIRE)--April 13, 2006--Global Entertainment Holdings/Equities, Inc. ("Global") (OTCBB:GAMM) a publicly traded holding company for software development for the online interactive digital entertainment sector and Bayshore Media Group ("Bayshore"), a privately held independent producer and distributor of motion picture, video and television entertainment, announced today that they have entered into a share exchange agreement.

Under the share exchange Global will issue an aggregate of 191,922,442 shares of common stock to the shareholders of Bayshore in exchange for all of the outstanding interests in Bayshore, who has a film library independently valued at approximately $60 million. Simultaneously with the share exchange, Global will transfer all of its entertainment software development business assets and liabilities to 13 current Global shareholders and their related entities and affiliates in exchange for the return of 4,624,953 shares of common stock held by the shareholders to the Company.

Bryan Abboud, President and CEO of Global, commented "We believe the future potential of Bayshore's business will provide a greater value to our shareholders in the US financial markets. The activity of our subsidiary, IGW, will no longer be a part of Global and will focus its attention on its operations and the international market. We view this as a win-win for all parties involved."

Jacob Dadon, President of Bayshore, commented "The film and media distribution industry is an attractive industry with significant potential for growth. We believe the combination of our film library, experience and business plan, will offer significant value to the Global shareholders. We are currently poised to begin work on new products for release in Q4."

For accounting purposes the share exchange is structured as a reverse merger in which Bayshore will be the surviving company. After the share exchange, Global will conduct the Bayshore business, under the leadership of Bayshore's current management. Global has filed preliminary proxy materials with the Securities and Exchange Commission (SEC) regarding the merger. The completion of the transactions are subject to SEC review, approval of the shareholders of Global

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at a special meeting of shareholders and other conditions contained in the share exchange.

GLOBAL SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED REVERSE MERGER WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. When available, the proxy statement and other relevant materials and any other documents filed by Global with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov.

About Bayshore Media Group

Bayshore is an independent producer and distributor of motion picture, video and television entertainment. Bayshore owns the exclusive rights to 14 never released feature length films. Bayshore's business plan calls for identifying and securing license/distribution agreements, build out a production infrastructure, develop partnerships with major studios, satellite and cable companies, expand its film portfolio with unique and high quality titles and identify potential acquisition targets. Bayshore's office is located at Howard Hughes Center, 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89109 and Bayshore's telephone number is (702) 990-3707. Bayshore's web site is located at www.bayshoremediagroup.com.

About Global Entertainment Holdings/Equities, Inc.

Global Entertainment Holdings/Equities, Inc. (OTCBB:GAMM), is a publicly traded holding company that provides business development support and administrative assistance for technology-driven subsidiaries that license, develop and host internet software applications for the online interactive digital entertainment sector.
Global's web site is locted at www.globalentertainmentinc.com

Safe Harbor Statement
         Statements used in this press release that relate to the financial condition, results of operations, plans, objectives, future performance and business of each of Global and Bayshore, and the effect of the share exchange are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Global to complete the reverse merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors will be more fully described in the proxy statement. Global's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither Global nor Bayshore undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:
     Global Entertainment Holdings/Equities, Inc., Miami
     Clint Snyder, 305/374-2036